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                        ALLEGHENY ENERGY SOLUTIONS, INC.
                        STATEMENT OF INCOME
                        FOR THE PERIOD ENDED MARCH 31, 1999




                                         Three Months Ended
                                         March 31, 1999

OPERATING REVENUES:
   Residential                            $3,013,135
   Commercial                                (81,388)
   Industrial                             (1,480,199)
   Wholesale and Other                             3
      Total Operating Revenues             1,451,551

OPERATING EXPENSES:
  Power costs:
      Purchased Power                      1,349,914
  Customer Accounting & Services             198,931
  Administrative & General                   171,154
      Total Operation & Maintenance        1,720,000

   Depreciation                                    0
   Taxes other than income taxes              64,590
   Federal and state income taxes            (69,401)
              Total Operating Expenses     1,715,189
              Operating Income              (263,638)

Other Income, Net                              8,010

Interest Charges                              19,299


Net Income                                 ($274,928)


                          Unaudited